UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2011

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43,219
(Address of Principal Executive Offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS

On May 5, 2011, M/I Homes, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders. The results of the matters voted on by shareholders at the Annual Meeting were as follows:

1)	The following individuals were elected as Directors of the Company to serve a three-year term that expires in 2014:

Nominee	Votes for	Votes Withheld	Non-Votes
Joseph A. Alutto, Ph.D.	16,629,054	539,431	1,083,938
Phillip G. Creek	14,858,188	2,310,297	1,083,938
Norman L. Traeger	16,205,829	962,656	1,083,938

2)	The shareholders approved, on an advisory basis, the compensation of the Company's named executive officers.

Votes For	Votes Against	Votes Abstained	Non-Votes
16,630,213	530,911	7,362	1,083,938

3)	The shareholders voted on the frequency of future advisory votes on executive compensation.

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Non-Votes
14,649,182	3,853	2,509,228	6,222	1,083,938

Based on the voting results above, with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Board of Directors has determined that the Company will submit an advisory vote to shareholders on an annual basis to approve the Company's compensation for its executives as set forth in its proxy statement for the year.

4)	The shareholders approved the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2011 fiscal year.

Votes For	Votes Against	Votes Abstained
18,210,566	34,524	7,333

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2011

M/I Homes, Inc.

By:	/s/Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller
and Chief Accounting Officer